--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

       Date of report (Date of earliest event reported): October 10, 2002



                                  ACCENTURE SCA
               (Exact Name of Registrant as Specified in Charter)


         Luxembourg                 000-49713                98-0351796
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
     of Incorporation)             File Number)          Identification No.)

                              1 rue Guillaume Kroll
                                L-1882 Luxembourg
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code: (352) 26 42 34 80


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



--------------------------------------------------------------------------------

Item 5. Other Events.
        -------------

        In light of Arthur Andersen LLP's current circumstances, Accenture and Arthur Andersen LLP have renegotiated the service arrangements and training facility use arrangement they entered into in 2001. These arrangements have been disclosed previously in Accenture's filings with the Securities and Exchange Commission. Accenture and Arthur Andersen LLP have entered into a new facility services agreement which provides Accenture with the use of Arthur Andersen LLP's training facility in St. Charles, Illinois, at market rates through July 1, 2007. Accenture and Arthur Andersen LLP have terminated the prior St. Charles facility services agreement, as well as the services agreements by which Arthur Andersen LLP and other Arthur Andersen firms were to provide services, including tax services, to Accenture and by which Accenture was to provide Arthur Andersen LLP and other Arthur Andersen firms with consulting services. The final payment by Accenture to Arthur Andersen LLP in connection with the termination of these agreements is within the amounts Accenture had previously accrued and will not have a material impact on Accenture's income statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  ACCENTURE SCA, represented by
                                                  its general partner, Accenture
                                                  Ltd, itself represented by its
                                                  duly authorized signatory

                                                  /s/ Douglas G. Scrivner
                                                  ------------------------------
                                                  Name:    Douglas G. Scrivner

Date:  October 14, 2002